Exhibit 99.2
Growth &Income: C related businesses and services that provide opportunities to achievehesapeake Utilities Corporation is a diversified utility focused ongrowing earnings from a stable utility foundation and investing in returns greater than traditional utility returns. Headquartered in Dover, Delaware, Chesapeake serves approximately 200,000 customers through its regulated energy, unregulated energy and other segments. Company Profile: Regulated Energy — Chesapeake’s regulated energy businesses include natural gas distribution operations in Delaware, Maryland and Florida, natural gas transmission operations on the Delmarva Peninsula and in Florida, and electric distribution operations in Florida. Unregulated Energy — Chesapeake’s unregulated energy businesses include its natural gas distribution marketing subsidiary, its propane distribution operations on the Delmarva Peninsula and in Florida, and its propane wholesale marketing subsidiary based in Houston, Texas.

FinancialHighlights: 2 1,2 2 * Amounts are from continuing operations. 1 The Company began providing electric distribution service effective with the FPU merger consummated on October 28, 2009. 2 Includes FPU’s customers as of the end of the year and Chesapeake’s average customers.

# Growth & Income:

## Chesapeake and FPU Merger Highlights

- Six months from announcement date to closing date.
- Added approximately 100,000 energy distribution customers.
- Merger integration going very well:

  COMPLETED

  - Consolidation of substantially all of the Florida propane distribution operations
  - Integration of the key corporate functions
  - Implemented various operational synergies
  - Payoff of FPU short-term debt
  - Partial redemption of FPU long-term debt at more attractive terms and conditions

  IN PROCESS

  - Roll-out and implementation of CPK strategic planning process
  - Policies and procedures review on the operations side
  - Accounting conversion in mid-2010
  - Conversion of CFG customers to FPU billing system.
- FPU contributed 32% of consolidated operating income and net income for First Quarter 2010.
- Raised expectation to accretive in 2010.
- Will be filing to pursue recovery of acquisition premium in Florida.
  - Comeback filing required in April 2011

## Future Growth Drivers

- Sustain above average residential customer growth on Delmarva.
- Pursue opportunities to add new commercial and industrial customers that enhance growth.
- Implementation of approved natural gas rate increases.
- Possible expansions to new areas in and beyond current service territories.
- Possible Eastern Shore Natural Gas Company system expansions to meet customer growth.
- Execution of CGS strategy and propane wholesale division growth.
- Continued market opportunities for Xeron and PESCO.
- Sustain propane margins.
- Restore profitability of BravePoint®
- Execution of merger integration plan.



CPK LISTED NYSE

OurBusinesses: Regulated Energy: Chesapeake Utilities — The Company’s natural gas distribution operations serve approximately 51,900 residential, commercial and industrial customers in Delaware and Maryland. The Delaware division serves southern New Castle County and is the only natural gas distribution system serving Delaware’s Kent and Sussex Counties. The Maryland division operates the only natural gas distribution system, with the exception of one municipal system, on Maryland’s Eastern Shore. Central Florida Gas — The Company’s Florida natural gas distribution operation provides service to 14,500 residential, commercial and industrial customers in 14 counties. Florida Public Utilities Company — The Company’s newest acquisition, provides natural gas service to 51,100 residential, commercial and industrial customers in seven counties not served by Central Florida Gas. In addition, FPU distributes electricity to approximately 31,000 customers in five counties throughout northeast and northwest Florida. Eastern Shore Natural Gas Company — The Company’s natural gas transmission subsidiary receives natural gas from two upstream interstate pipeline systems in southeastern Pennsylvania. The pipeline transports and delivers natural gas through 384 miles of transmission pipeline to the Company’s Delaware and Maryland divisions as well as four additional non-affiliated local distribution companies, three electric generation customers and 12 industrial customers located in Delaware, the Eastern Shore of Maryland and Pennsylvania. It is the only transmission pipeline south of the Chesapeake and Delaware Canal. Peninsula Pipeline Company, Inc. — The Company’s intrastate pipeline subsidiary, was formed in 2005 to provide natural gas transmission services to industrial customers in Florida. Unregulated Energy: Sharp Energy, Inc. — The Company’s propane distribution subsidiary provides service to approximately 48,700 residential, commercial and industrial customers in Delaware, Maryland, Virginia, Pennsylvania and Florida. Within our propane distribution operations, we market Community Gas Systems™ which can serve an entire subdivision or business with propane gas service from a central fuel storage facility trough looped gas mains, very similar to natural gas systems. Peninsula Energy Services Company, Inc. — The Company’s natural gas marketing subsidiary serves approximately 2,100 customers in Delaware, Maryland and Florida. Xeron, Inc. — The Company’s propane wholesale marketing subsidiary markets propane to large, independent oil and petrochemical companies, wholesalers, propane distributors, pipeline companies and other trading partners primarily in the southeastern region of the U.S. Other: BravePoint®, Inc.—Headquartered in Norcross, Georgia, the Company’s technology business provides domestic and international customers with a comprehensive suite of technology-related business services and solutions, including managed database administration services, consulting, training and application development for both enterprise and e-business applications. For More Information: Beth W. Cooper, Senior Vice President, Chief Financial Officer, Treasurer & Corporate Secretary 302.734.6022 z bcooper@chpk.com Visit www.chpk.com for our latest news and financial information. 909 Silver Lake Boulevard, Dover, DE 19904 Telephone: 302.734.6799 z Fax: 302.734.6750 z www.chpk.com

# First Quarter 2010:

CHESAPEAKE UTILITIES CORPORATION

## Highlights

- Record Net Income and EPS growth of 63% and 18.5%, respectively.
- Chesapeake's standalone earnings and EPS grew 11% and 9%, respectively, over 2009.
- FPU contributed 32% of net income and EPS of the total results.
- Chesapeake's CFG division generated increased margin of $600,000 due to new rates.
- New natural gas distribution, residential, commercial and industrial growth on the Delmarva Peninsula added $443,000 in margin.
- ESNG's recent expansions and new services added $323,000 to margin.
- We entered into a Precedent Agreement with Texas Eastern Transmission, LP (TETLP"), to secure firm transportation service from TETLP to gain access to new supplies of natural gas.
- Our Delaware division signed an agreement with a Mountaire poultry plant to provide new service equal to approximately 850 average residential heating customers.
- We have redeemed two series of FPU bonds achieving interest savings.

## Income Statement Data for the Periods Ended March 31, 2010 & 2009

*(in thousands, except shares and per share data)*

| | First Quarter | |
|---|---|---|
| | **2010** | **2009** |
| **Gross Margin** (1) | | |
| Regulated Energy | $37,858 | $19,668 |
| Unregulated Energy | 15,311 | 12,306 |
| Other | 1,232 | 1,283 |
| **Total Gross Margin** | **$54,401** | **$33,257** |
| **Operating Income (Loss)** | | |
| Regulated Energy | $17,516 | $9,497 |
| Unregulated Energy | 7,760 | 6,592 |
| Other | 122 | (123) |
| **Total Operating Income** | **$25,398** | **$15,966** |
| Other income, net of other expenses | 115 | 33 |
| Interest charges | 2,363 | 1,642 |
| Income taxes | 9,176 | 5,764 |
| **Net Income** | **$13,974** | **$8,593** |
| **Heating Degree-Days — Delmarva Peninsula** | | |
| Actual | 2,363 | 1,642 |
| 10-year average (normal) | 9,176 | 5,764 |
| **Heating Degree-Days — Florida** | | |
| Actual | 933 | 585 |
| 10-year average (normal) | 564 | 514 |

(1) "Gross margin" is determined by deducting the cost of sales from operating revenue. Cost of sales includes the purchased fuel cost for natural gas, electricity and propane and the cost of labor spent on direct revenue-producing activities. Gross margin should not be considered an alternative to operating income or net income, which is determined in accordance with Generally Accepted Accounting Principles ("GAAP"). Chesapeake believes that gross margin, although a non-GAAP measure, is useful and meaningful to investors as a basis for making investment decisions. It provides investors with information that demonstrates the profitability achieved by the Company under its allowed rates for regulated operations and under its competitive pricing structure for non-regulated segments. Chesapeake's management uses gross margin in measuring its business units' performance and has historically analyzed and reported gross margin information publicly. Other companies may calculate gross margin in a different manner.

## Operating Statistics

| | For the Three Months Ended March 31, 2010 | | | |
|---|---|---|---|---|
| | Delmarva NG Distribution | Chesapeake Florida NG Division | FPU NG Distribution | FPU Electric Distribution |
| **Operating Revenues** *(in thousands)* | | | | |
| Residential | $23,144 | $1,828 | $9,966 | $14,407 |
| Commercial | 12,782 | 1,029 | 13,040 | 16,299 |
| Industrial | 3,076 | 1,314 | 3,271 | 1,990 |
| Other (1) | (894) | 320 | (249) | (2,841) |
| **Total Operating Revenues** | $38,108 | $4,289 | $23,162 | $24,335 |
| **Volume** *(in Mcf/MWh)* | | | | |
| Residential | 1,686,414 | 179,161 | 554,997 | 97,838 |
| Commercial | 1,293,065 | 282,918 | 996,617 | 74,991 |
| Industrial | 571,242 | 3,699,413 | 601,882 | 18,870 |
| Other | 2,179 | - | 26,298 | - |
| Total | 3,552,900 | 4,152,492 | 2,179,794 | 190,889 |
| **Average customers** | | | | |
| Residential | 48,184 | 13,465 | 47,817 | 23,531 |
| Commercial | 5,182 | 1,126 | 4,480 | 7,381 |
| Industrial | 163 | 56 | 573 | 3 |
| Other | 4 | - | 1 | - |
| Total | 53,533 | 14,647 | 52,871 | 30,915 |

(1) Operating revenues from "Other" sources include unbilled revenue, under (over) recoveries of fuel cost, conservation revenue, other miscellaneous charges, fees for billing services provided to third parties and adjustments for pass-through taxes.

(2) Operating revenue, volumes and average customer information for FPU-Natural Gas Distribution and FPU-Electric Distribution are presented for comparative purposes only. They represent the FPU results from the period prior to the merger with Chesapeake and therefore, they are not included in Chesapeake's consolidated results.



## Share Data

| Twelve Months Ended | 3/31/2010 | 12/31/2009 | 3/31/2009 |
|---|---|---|---|
| Closing Price | $29.80 | $32.05 | $31.48 |
| Book value | $23.43 | $22.33 | $18.03 |
| Market Price/Book (x) | 1.27 | 1.44 | 1.75 |
| Diluted Earnings per Share (continuing operations) | $2.63* | $2.15 | $1.98 |
| Annualized Dividend per Share | $1.32 | $1.26 | $1.22 |
| Dividend Payout Ratio | 50.19% | 57.60% | 60.50% |
| Average Shares Outstanding | 8,014,699 | 7,440,201 | 6,827,463 |
| Price/Earnings Ratio (x) (continuing operations) | 11.33 | 14.77 | 15.74 |
| Dividend Yield | 4.43% | 3.93% | 3.88% |
| Market Cap. (Millions) | $281.30 | $301.10 | $214.90 |

* Does not include the seasonal impact of FPU's results for seven months.

CPK LISTED NYSE

909 Silver Lake Boulevard, Dover, DE 19904
Telephone: 302.734.6799 ● Fax: 302.734.6750 ● www.chpk.com

First Quarte2r0 10: Highlights 909 Silver Lake Boulevard, Dover, DE 19904 Telephone: 302.734.6799 ?? Fax: 302.734.6750 ?? www.chpk.com Share Data Record Net Income and EPS growth of 63% and 18.5%, respectively. Chesapeake’s standalone earnings and EPS grew 11% and 9%, respectively, over 2009. FPU contributed 32% of net income and EPS of the total results. Chesapeake’s CFG division generated increased margin of $600,000 due to new rates. New natural gas distribution, residential, commercial and industrial growth on the Delmarva Peninsula added $443,000 in margin. ESNG’s recent expansions and new services added $323,000 to margin. We entered into a Precedent Agreement with Texas Eastern Transmission, LP (TETLP”), to secure firm transportation service from TETLP to gain access to new supplies of natural gas. Our Delaware division signed an agreement with a Mountaire poultry plant to provide new service equal to approximately 850 average residential heating customers. We have redeemed two series of FPU bonds achieving interest savings. Income Statement Data for the Periods Ended March 31, 2010 & 2009 (in thousands, except shares and per share data) Operating Statistics * Does not include the seasonal impact of FPU’s results for seven months. * 909 Silver Lake Boulevard, Dover, DE 19904 Telephone: 302.734.6799 ?? Fax: 302.734.6750 ?? www.chpk.com FinanHciigahl lights: 16.28 17.40 17.41 16.42 15.13 14.06 2004 2005 2006 2007 2008 2009 Price-Earnings Ratio (at year end) Adjusted Peer Group** For the most recent three years, Chesapeake’s compound annual growth rate was 9.01% versus the adjusted peer group’s compound annual growth rate of 3.50%. Despite the economic slowdown, we have captured new commercial and industrial growth opportunities to further grow earnings. We have been growing our dividend over the last five years at a rate greater than the average of the adjusted peer group. 2004 peer data excludes one-time dividend for RGCO upon the sale of its propane business. We have been paying a consistent growing dividend while also investing in the growth of our business. In the last two years, our stock has traded at a discount relative to the adjusted peer group despite achieving above average earnings growth and continued dividend growth. * CPK annual growth rate based upon Bloomberg’s Diluted EPS From Continuing Ops calculations. ** Adjusted Peer Group consists of the Edward Jones Distribution Group excluding one public company that has a shareholder with a 39.9% ownership. *** 2009 was based upon a weighted monthly average of stockholders’ equity. **